INDEX TO EXHIBITS


Exhibit
Number                Description
-------               -------------------------------------
Exhibit 99            Joint Filing Agreement

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                                   EXHIBIT 99

                             JOINT FILING AGREEMENT

     Each of the undersigned agrees to file a joint statement on Schedule 13D pursuant to SEC Rule 13d-1(k)(1) with respect to their respective acquisitions of beneficial ownership of 3,493,148 shares of common stock, 0.001 par value per share, of Valence Technology, Inc. Each of the undersigned further agrees to be responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning it that is contained in such statement.

     The undersigned acknowledge and agree that the statement on Schedule 13D to which this agreement is attached as Exhibit 99 is being filed on their behalf.


West Coast Venture Capital, Inc.           Clyde J. Berg, Trustee, 1981
                                           Kara Ann Berg Trust


By:  /s/ Carl E. Berg                      By:  /s/ Clyde J. Berg
    ------------------------------------      ----------------------------------
                                              Clyde J. Berg
Its:   President                           Its: Trustee
     -----------------------------------       ---------------------------------

Dated:  February 22, 2001                     Dated:  February 22, 2001